UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2009

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On December 31, 2009, Four Oaks Fincorp, Inc. (OTCBB: FOFN), or the Company, and Four Oaks Bank & Trust Company completed the merger acquisition of Nuestro Banco. According to the terms of the transaction, Nuestro Banco’s shareholders are entitled to receive, for each share of Nuestro Banco’s common stock held, 1.0 share of the Company’s common stock multiplied by the exchange ratio of 0.2697. The Company also assumed each option to purchase Nuestro capital stock that was outstanding and unexercised immediately prior to closing and issued warrants to purchase shares of the Company’s common stock in exchange for warrants to purchase Nuestro common stock that were cancelled in connection with the transaction.  The number of shares underlying each new warrant to purchase the Company’s common stock and the per share exercise price of each warrant are based on the exchange ratio of 0.2697.

A press release was issued on January 4, 2010 to report this event and is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description of Exhibit

	99.1	Press Release issued on January 4, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

		By:	/s/ Nancy S. Wise
Nancy S. Wise
Executive Vice President,
Chief Financial Officer

Date:	January 4, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued on January 4, 2010